Phunware Reports Full Year 2022 Financial Results

AUSTIN, Texas, March 23, 2023 – Phunware, Inc. (NASDAQ: PHUN) (“Phunware” or “the Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced preliminary financial results for the year ended December 31, 2022.

“We are thrilled to see increased interest from our channel partners, who we believe will be a key catalyst of accelerated bookings of our core software solution in 2023,” said Russ Buyse, CEO of Phunware. “Our senior management team remains laser-focused on ramping up our MaaS offering through several essential verticals, with a key focus on hospitality and healthcare. Additionally, we plan to further expand our hardware business, which in the first full year under the Phunware umbrella, helped drive total revenue up 105% in 2022. Phunware helps brands enhance the consumer experience and we expect to further extend our footprint in industry segments where our products increase customer satisfaction and provide a strong ROI for our clients.”

Full Year 2022 Financial Results
•Net revenues for the year totaled $21.8 million
•Platform revenues were $6.5 million
•Hardware revenues were $15.3 million
•Net loss was $(50.9) million
•Net loss per share was $(0.51)
•Non-GAAP Adjusted EBITDA loss was $(23.5) million

Recent Business Highlights

•Notable Corporate Developments:
•Appointed Russ Buyse as Chief Executive Officer
•Virtually Participated at the 25th Annual Needham Growth Conference
•Announced Stock Repurchase Plan
•Set March 2023 Financial Events Schedule

•Notable Customer and Partner Wins:
•Launched Smart Hospitality Solution at Gaylord Hotels
•Launched Smart Hospitality Solution at Wailea Beach Resort - Marriott, Maui
•Announced Contract Expansion with VHC Health

•Notable Product Updates:
•Launched Initiative to Give Back Control of Consumer Data
•Released Experience Optimizer for Mobile Applications

Conference Call Information

Phunware management will host a conference call today (March 23, 2023) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its financial results for the year ended December 31, 2022.

Interested parties may access the conference call by dialing 888-506-0062 in the United States, or 973-528-0011 from international locations with access code: 446606. The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at investors.phunware.com.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Phunware uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Phunware, Inc.

Everything You Need to Succeed on Mobile — Transforming Digital Human Experience

Phunware, Inc. (NASDAQ: PHUN), is the only fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com and follow @phunware on all social media platforms.

Phunware PR & Media Inquiries:
Email: press@phunware.com
Phone: (512) 693-4199

Phunware Investor Relations:
Matt Glover and John Yi
Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-3860

Consolidated Balance Sheets
(In thousands, except share and per share information)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$1,955	$23,137
Accounts receivable, net of allowance for doubtful accounts of $198 and $10 at December 31, 2022 and 2021, respectively	958	967
Inventory	2,780	2,636
Digital assets	10,137	32,581
Prepaid expenses and other current assets	1,033	686
Total current assets	16,863	60,007
Property and equipment, net	221	—
Goodwill	31,113	33,260
Intangible assets, net	2,524	3,213
Deferred tax asset	1,960	1,278
Right-of-use asset	3,712	1,260
Other assets	402	276
Total assets	56,795	99,294
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,699	$6,589
Accrued expenses	2,895	9,621
Lease liability	954	399
Deferred revenue	2,904	3,973
PhunCoin deposits	1,202	1,202
Current maturities of long-term debt, net	9,667	4,904
Warrant liability	256	3,605
Total current liabilities	25,577	30,293
Deferred tax liability	1,960	1,278
Deferred revenue	1,274	1,299
Lease liability	3,103	1,147
Total liabilities	31,914	34,017
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2022 and 2021; 103,153,337 and 96,751,610 shares issued and outstanding as of December 31, 2022 and 2021, respectively	10	10
Additional paid-in capital	275,562	264,944
Accumulated other comprehensive loss	(472)	(352)
Accumulated deficit	(250,219)	(199,325)
Total stockholders’ equity	24,881	65,277
Total liabilities and stockholders’ equity	56,795	99,294

Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share information)

	Year Ended December 31,
	2022	2021

Net revenues	$21,794	$10,643
Cost of revenues	16,718	7,030
Gross profit	5,076	3,613
Operating expenses:
Sales and marketing	6,814	3,022
General and administrative	19,554	13,256
Research and development	6,149	4,179
Impairment of goodwill	2,061	—
Total operating expenses	34,578	20,457
Operating loss	(29,502)	(16,844)
Other income (expense):
Interest expense	(2,406)	(4,481)
Loss on extinguishment of debt	—	(7,952)
Impairment of digital assets	(22,911)	(9,383)
Fair value adjustment for warrant liabilities	3,349	(18,139)
Gain on forgiveness of Paycheck Protection Program ("PPP") loan	—	2,850
Other income, net	580	1
Total other expense	(21,388)	(37,104)
Loss before taxes	(50,890)	(53,948)
Income tax (expense) benefit	(4)	426
Net loss	(50,894)	(53,522)
Cumulative translation adjustment	(120)	(14)
Comprehensive loss	$(51,014)	$(53,536)

Loss per share, basic and diluted	$(0.51)	$(0.71)

Weighted-average common shares used to compute loss per share, basic and diluted	98,982	75,447

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(50,894)	$(53,522)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of debt discount and amortization of deferred financing costs	1,034	2,942
(Gain) loss on change in fair value of warrant liability	(3,349)	18,139
Loss on extinguishment of debt	—	7,952
Impairment of digital assets	22,911	9,383
Impairment of goodwill	2,061	—
Gain on forgiveness of PPP loan	—	(2,850)
Stock-based compensation	3,009	4,941
Other adjustments	1,466	(478)
Changes in operating assets and liabilities:
Accounts receivable	4	(16)
Inventory	(412)	(949)
Prepaid expenses and other assets	(476)	(383)
Accounts payable	1,111	(1,568)
Accrued expenses	(1,258)	(1,131)
Accrued legal settlement	—	(3,000)
Lease liability payments	(905)	(802)
Deferred revenue	(1,129)	(1,172)
Net cash used by operating activities	(26,827)	(22,514)
Investing activities
Proceeds received from sale of digital assets	1,282	—
Purchases of digital assets	(923)	(41,284)
Acquisition payments, net of cash acquired	(2,375)	(5,101)
Capital expenditures	(271)	—
Net cash used in investing activities	(2,287)	(46,385)
Financing activities
Proceeds from borrowings, net of issuance costs	11,795	14,711
Payments on borrowings	(8,066)	(26,243)
Proceeds from sales of common stock, net of issuance costs	4,298	94,737
Proceeds from warrant exercises	—	4,635
Proceeds from exercise of stock options	28	179
Net cash provided by financing activities	8,055	88,019
Effect of exchange rate on cash and restricted cash	(123)	(14)
Net (decrease) increase in cash and restricted cash	(21,182)	19,106
Cash and restricted cash at the beginning of the period	23,137	4,031
Cash and restricted cash at the end of the period	$1,955	$23,137
Supplemental disclosure of cash flow information
Interest paid	$957	$1,364
Income taxes paid	$—	$—

	Year Ended December 31,
	2022	2021
Supplemental disclosure of non-cash information
Right-of-use assets obtained in exchange for operating lease obligations	$3,053	$—
Non-cash exchange of digital assets	$906	$—
Issuance of common stock in connection with acquisition of Lyte Technology, Inc.	$3,064	$—
Issuance of common stock under the 2018 employee stock purchase plan	$214	$100
Issuance of common stock for payment of legal, earned bonus and board of director fees	$—	$66
Non-cash issuance of common stock upon partial exercise of a warrant	$—	$16,147

Non-GAAP Financial Measures and Reconciliation
Our non-GAAP financial measures include adjusted gross profit, adjusted gross margin and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (our "non-GAAP financial measures"). Our non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue or net loss, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Our non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) our non-GAAP financial measures do not reflect the impact of certain charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate our non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations to our non-GAAP financial measures by relying primarily on our GAAP results and using our non-GAAP financial measures only for supplemental purposes. Our non-GAAP financial measures include adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)

	Year Ended December 31,
	2022	2021
(in thousands)
Net loss	$(50,894)	$(53,522)
Add back: Depreciation and amortization	739	240
Add back: Interest expense	2,406	4,481
Add back (Less): Income tax expense (benefit)	4	(426)
EBITDA	(47,745)	(49,227)
Add back: Stock-based compensation	3,009	4,941
Add back: Loss on extinguishment of debt	—	7,952
Add back: Impairment of digital assets	22,911	9,383
Add back: Impairment of goodwill	2,061	—
Less (Add back): Fair value adjustment for warrant liabilities	(3,349)	18,139
Less: Gain on forgiveness of Paycheck Protection Program loan	—	(2,850)
Less: Gain on sale of digital assets	(367)	—
Adjusted EBITDA	$(23,480)	$(11,662)

	December 31,
	2022	2021
(in thousands, except percentages)
Gross profit	$5,076	$3,613
Add back: Amortization of intangibles	—	7
Add back: Stock-based compensation	210	1,050
Adjusted gross profit	$5,286	$4,670
Adjusted gross margin	24.3%	43.9%

Supplemental Information
(In thousands, except percentages)

	Year Ended December 31,		Change
(in thousands, except percentages)	2022	2021	Amount	%
Net Revenue
Platform revenue	$6,521	$7,548	$(1,027)	(13.6)%
Hardware revenue	15,273	3,095	12,178	393.5%
Total revenue	$21,794	$10,643	$11,151	104.8%
Platform revenue as percentage of total revenue	29.9%	70.9%
Hardware revenue as percentage of total revenue	70.1%	29.1%